UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 31, 2019
Date of Report (Date of earliest event reported)

VIEW SYSTEMS INC.

(Exact name of registrant as specified in its charter)

(303) 526-6069

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

1900 Lansdowne, Suite U, Baltimore, Maryland

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1. REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

SANNABIS S.A.S. Acquisition Agreement

On July 25, 2019, the Board of Directors of View Systems, Inc., a Colorado corporation (the "Company"), authorized the execution of that certain Acquisition Agreement (the "Acquisition Agreement") with Sannabis S.A.S., a Cali, Colombia corporation. Sannabis is a privately held corporation engaged in the business of growing and shipping Hemp Products, which provide treatments for various medical issues.

In accordance with the terms and provisions of the Acquisition Agreement: (i) Sannabis agrees to transfer and assign its assets, intellectual property, interests and management rights in and to all of its operations; (ii) the Company agrees to recapitalize; (iii) View Systems technology will be operated and consolidated into an entity called View Systems International, Inc.(VSI), a wholly-owned subsidiary of the Company and shall be consolidated into the Company's financials; and (iv) the Board of Directors shall be Mr. Gunther Than, Director and Chairman of VSI.; Mr. Juan Campo, Director and President of View Systems, Inc.; and Mr. Juan Paulo Guzman, Director and Chief Operations Officer of the Sannabis Operation.

The parties also agreed that the Company's current President/Chief Executive Officer, Gunther Than, shall be retained as a consultant and remain a member of the Board of Directors of the Company for a period of at least two years.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIEW SYSTEMS, INC.

Date: July 30, 2019	By:	/s/ Gunther Than
Gunther Than
Chief Executive Officer (Principal executive officer, principal financial officer, and principal accounting officer)

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